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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event Reported):  April 2,2001


                                  ARIBA, INC.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


        Delaware                       0-26299                  77-0439730
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                     Identification Number)



                             1565 Charleston Road
                       Mountain View, California  94043
                                (650) 930-6200
--------------------------------------------------------------------------------
 (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)


ITEM 5.  OTHER EVENTS.

     On April 2, 2001, Ariba, Inc., a Delaware corporation ("Ariba"), Silver Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Ariba ("Merger Sub"), and Agile Software Corporation, a Delaware corporation ("Agile"), entered into a Termination Agreement and Release (the "Termination Agreement") pursuant to which the parties mutually agreed to terminate the Agreement and Plan of Merger and Reorganization, dated as of January 29, 2001, by and among Ariba, Merger Sub and Agile (the "Merger Agreement"). A copy of the Termination Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.
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     On April 2, 2001, Ariba and Agile issued a joint press release announcing the termination of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in its entirety.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


Exhibit No.      Description.
----------       ------------

99.1 Termination Agreement and Release, dated as of April 2, 2001, by and among Ariba, Inc., Silver Merger Corporation and Agile Software Corporation.

99.2             Joint Press Release, dated as of April 2, 2001, by Ariba, Inc.
                 and Agile Software Corporation.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ARIBA, INC.


DATE:  April 2, 2001                        By: /s/ Robert Calderoni
                                               -----------------------------
                                               Robert Calderoni
                                               Executive Vice President and
                                               Chief Financial Officer
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                               INDEX TO EXHIBITS


Exhibit Number                             Description
--------------                             -----------

      99.1 Termination Agreement and Release, dated as of April 2, 2001, by and among Ariba, Inc., Silver Merger Corporation and Agile Software Corporation.

      99.2 Joint Press Release, dated as of April 2, 2001, by Ariba, Inc. and Agile Software Corporation.